EXHIBIT 10

Summary of Nonemployee Director Compensation

On August 26, 2019, the Board of Directors of The Boeing Company (the “Company”) approved an annual retainer fee for the chair of the newly established Aerospace Safety Committee of $50,000 effective as of April 4, 2019 (so as to include service as chair of its temporary predecessor committee). The remaining components of nonemployee director compensation remain unchanged from the amounts described in the Company’s proxy statement for its 2019 annual meeting of shareholders.

COMPENSATION OF NONEMPLOYEE DIRECTORS

Annual Cash Retainer	$135,000

Annual Retainer in Deferred Stock Units	$200,000

Lead Director Annual Retainer	$35,000

Aerospace Safety Committee Chair Annual Retainer	$50,000

Audit Committee Chair Annual Retainer	$25,000

Compensation Committee Chair Annual Retainer	$20,000

Governance, Organization and Nominating Committee Chair Annual Retainer	$20,000

Finance Committee Chair Annual Retainer	$20,000

Special Programs Committee Chair Annual Retainer	$15,000